UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2015

NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

21575 Ridgetop Circle Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)
(571) 434-5400
(Registrant's telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
NPAC Contracts
On April 7, 2015, NeuStar, Inc. (the “Company”) and North American Portability Management, LLC (“NAPM”) entered into an amendment (the “Amendment”) to the regional contracts (the “NPAC Contracts”), pursuant to which the Company serves as the national Local Number Portability Administrator (the “LNPA”).
The Amendment provides:

•	for a fifteen (15) month renewal of the NPAC Contracts from July 1, 2015 through September 30, 2016, fixed at 2015 price levels;

•
that the NPAC Contracts renew automatically at the 2015 price levels for consecutive one year periods, unless NAPM provides notice of non-renewal at least ninety (90) days prior to the end of the current term (the “Notice of Non-Renewal”);

•
that, following the delivery of a Notice of Non-Renewal, NAPM must provide the Company at least one hundred eighty (180) days advance notice of its intention to terminate the NPAC Contracts (“180 Day Termination Notice”) in order to continue to receive LNPA services at the 2015 price levels;

•	that NAPM may further extend the termination date by providing subsequent 180 Day Termination Notices;

•
that, in the event that NAPM terminates the NPAC Contracts prior to the expiration of the initial 180 Day Termination Notice period, the pricing levels revert back to the prices in effect prior to this Amendment; and

•	that, in addition to the fixed fee LNPA services, transition services are to be provided, at the request of NAPM, on a cost plus basis.
The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Amendment, dated April 7, 2015 by and between the Company and the North American Number Portability Management LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc.

Date:	April 7, 2015	By:	/s/ Paul S. Lalljie
Name: Paul S. Lalljie
Title: Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment, dated April 7, 2015 by and between the Company and the North American Number Portability Management LLC